Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-253935, 333-248882 and 333-268211) and Form S-3 (No. 333-260984) of Unity Software Inc. of our report dated March 30, 2022 relating to the financial statements of ironSource Ltd., which appears in ironSource Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference in this Current Report on Form 8-K.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
November 7, 2022	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited